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                                           Pennsylvania Commerce Bancorp, Inc.
                                           Selected Consolidated Financial Data
                                                       (Unaudited)


                                                          At or for the                        At or for the
                                                       Three Months Ended                    Twelve Months Ended
                                                            December 31,                         December 31,
                                                 --------------------------------     ----------------------------------
                                                                             %                                     %
(in thousands, except per share amounts)           2003          2002      Change         2003       2002        Change
                                                 -------       -------     ------       --------   --------      ------
Income Statement Data:

  Net interest income                            $ 9,941       $ 7,487        33  %    $ 33,890   $ 27,701           22  %
  Provision for loan losses                          495           345        43  %       1,695      1,435           18  %
  Noninterest income                               2,934         2,142        37  %       9,990      7,707           30  %
  Noninterest operating expenses                   9,842         6,915        42  %      32,510     25,428           28  %
  Net income                                       1,725         1,570   +    10  %       6,557      5,674      +    16  %


Per Common Share Data:

  Net  income:  Basic                             $ 0.79        $ 0.73         8  %      $ 3.02     $ 2.71           11  %
  Net  income:  Diluted                             0.72          0.69   +     4  %        2.81       2.48      +    13  %


  Book Value                                                                            $ 22.43    $ 19.05      +    18  %

  Weighted average shares outstanding:
      Basic                                        2,168         2,107                    2,146      2,063
      Diluted                                      2,354         2,284                    2,303      2,252


Balance Sheet Data:

  Total assets                                                                        $1,052,246  $786,598      +    34  %
  Loans ( net)                                                                          469,937    363,735           29  %
  Allowance for loan losses                                                               6,007      5,146           17  %
  Investment Securities                                                                 484,354    303,061           60  %
  Total deposits                                                                        906,527    726,955           25  %
  Core deposits                                                                         857,978    687,145           25  %
  Trust preferred securities                                                             13,000     13,000
  Stockholders' equity                                                                   49,990     42,812      +    17  %


Capital:

  Stockholders' equity to total assets                                                     4.75 %     5.44   %
  Leverage Ratio                                                                           6.19       7.00
  Risk based capital ratios:
  Tier 1                                                                                   9.57      11.16
  Total Capital                                                                           10.49      12.22



Performance Ratios:

  Cost of funds                                     1.22 %        1.94   %                 1.44 %     2.22   %
  Deposit Cost of Funds                             0.99          1.75                     1.25       2.01
  Net interest margin                               4.20          4.14                     4.20       4.29
  Return on average assets                          0.68          0.80                     0.74       0.82
  Return on average total stockholders' equity     14.16         14.98                    14.27      14.86


Asset Quality:

  Net charge-offs to average loans outstanding                                             0.20 %     0.23   %

  Nonperforming loans to total period-end loans                                            0.25       0.45

  Nonperforming assets to total period-end assets                                          0.13       0.23

  Allowance for loan losses to total period-end loans                                      1.26       1.40

  Allowance for loan losses to nonperforming loans                                          513 %      311   %
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